Consent of Independent Accountants

We consent to the inclusion in this amended report of Goran Capital, Inc. on Form 8-K of our report dated June 14, 1996, on our audits of the consolidated financial statements of Superior Insurance Company and Subsidiaries as of December 31, 1995 and 1994 and for the years ended December 31, 1995, 1994, and 1993.

                                                        COOPERS & LYBRAND L.L.P.

                                                   /s/  COOPERS & LYBRAND L.L.P.

Atlanta, Georgia
April 4, 1997